Report of Independent Registered Public Accounting Firm

To the Board of Trustees of PIMCO Funds and Shareholders of each of the funds constituting the PIMCO Funds listed in Appendix A

In planning and performing our audits of the financial statements of each of the funds constituting the PIMCO Funds listed in Appendix A (hereafter referred to as the Funds) as of and for the year ended March 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of each of the funds constituting the PIMCO Funds listed in Appendix A and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Kansas City, Missouri
May 24, 2017


Appendix A

PIMCO All Asset All Authority Fund
PIMCO All Asset Fund
PIMCO AssetBacked Securities Portfolio
PIMCO California Intermediate Municipal Bond Fund
PIMCO California Municipal Bond Fund
PIMCO California Short Duration Municipal Income Fund
PIMCO Capital Securities and Financials Fund
PIMCO CommoditiesPLUS(r) Strategy Fund
PIMCO CommodityRealReturn Strategy Fund(r)
PIMCO Credit Absolute Return Fund
PIMCO Diversified Income Fund
PIMCO Emerging Local Bond Fund
PIMCO Emerging Markets Bond Fund
PIMCO Emerging Markets Corporate Bond Fund
PIMCO Emerging Markets Currency Fund
PIMCO Emerging Markets Full Spectrum Bond Fund
PIMCO Emerging Markets Portfolio
PIMCO Extended Duration Fund
PIMCO Foreign Bond Fund (U.S. DollarHedged)
PIMCO Foreign Bond Fund (Unhedged)
PIMCO Global Advantage(r) Strategy Bond Fund
PIMCO Global Bond Fund (U.S. DollarHedged)
PIMCO Global Bond Fund (Unhedged)
PIMCO Global MultiAsset Fund
PIMCO GNMA Fund
PIMCO Government Money Market Fund
PIMCO High Yield Fund
PIMCO High Yield Municipal Bond Fund
PIMCO High Yield Portfolio
PIMCO High Yield Spectrum Fund
PIMCO Income Fund
PIMCO Inflation Response MultiAsset Fund
PIMCO International Portfolio
PIMCO Investment Grade Corporate Bond Fund
PIMCO Investment Grade Corporate Portfolio
PIMCO Long Duration Corporate Bond Portfolio
PIMCO Long Duration Total Return Fund
PIMCO LongTerm Credit Fund
PIMCO LongTerm U.S. Government Fund
PIMCO Low Duration ESG Fund
PIMCO Low Duration Fund
PIMCO Low Duration Fund II
PIMCO Low Duration Income Fund
PIMCO Low Duration Portfolio
PIMCO Moderate Duration Fund
PIMCO Moderate Duration Portfolio
PIMCO Mortgage Opportunities Fund
PIMCO Mortgage Portfolio
PIMCO MortgageBacked Securities Fund
PIMCO MultiStrategy Alternative Fund
PIMCO Municipal Bond Fund
PIMCO Municipal Sector Portfolio
PIMCO National Intermediate Municipal Bond Fund
PIMCO New York Municipal Bond Fund
PIMCO RAE Fundamental Advantage PLUS Fund
PIMCO RAE Fundamental PLUS EMG Fund
PIMCO RAE Fundamental PLUS Fund
PIMCO RAE Fundamental PLUS International Fund
PIMCO RAE Fundamental PLUS Small Fund
PIMCO RAE Low Volatility PLUS EMG Fund
PIMCO RAE Low Volatility PLUS Fund
PIMCO RAE Low Volatility PLUS International Fund
PIMCO RAE Worldwide Long/Short PLUS Fund
PIMCO Real Return Asset Fund
PIMCO Real Return Fund
PIMCO Real Return Limited Duration Fund
PIMCO Real Return Portfolio
PIMCO RealEstateRealReturn Strategy Fund
PIMCO REALPATH(r) 2020 Fund
PIMCO REALPATH(r) 2025 Fund
PIMCO REALPATH(r) 2030 Fund
PIMCO REALPATH(r) 2035 Fund
PIMCO REALPATH(r) 2040 Fund
PIMCO REALPATH(r) 2045 Fund
PIMCO REALPATH(r) 2050 Fund
PIMCO REALPATH(r) 2055 Fund
PIMCO REALPATH(r) Income Fund
PIMCO Senior Floating Rate Fund
PIMCO Senior Floating Rate Portfolio
PIMCO Short Asset Investment Fund
PIMCO Short Duration Municipal Income Fund
PIMCO ShortTerm Floating NAV Portfolio II
PIMCO ShortTerm Floating NAV Portfolio III
PIMCO ShortTerm Fund
PIMCO ShortTerm Portfolio
PIMCO StocksPLUS(r) Absolute Return Fund
PIMCO StocksPLUS(r) Fund
PIMCO StocksPLUS(r) International Fund (U.S. DollarHedged)
PIMCO StocksPLUS(r) International Fund (Unhedged)
PIMCO StocksPLUS(r) Long Duration Fund
PIMCO StocksPLUS(r) Short Fund
PIMCO StocksPLUS(r) Small Fund
PIMCO Total Return ESG Fund
PIMCO Total Return Fund
PIMCO Total Return Fund II
PIMCO Total Return Fund IV
PIMCO TRENDS Managed Futures Strategy Fund
PIMCO U.S. Government Sector Portfolio
PIMCO Unconstrained Bond Fund
PIMCO Unconstrained Tax Managed Bond Fund